SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2004 (April 30, 2004)

Province Healthcare Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23639	62-1710772
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

105 Westwood Place
Suite 400
Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

(615) 370-1377
(Registrant’s Telephone Number, Including Area Code)

Item 9. Regulation FD Disclosure
SIGNATURES

Item 9. Regulation FD Disclosure

     Province Healthcare Company completed the sale of Glades General Hospital in Belle Glade, Florida to a wholly-owned subsidiary of the Health Care District of Palm Beach County (the “District”), effective April 30, 2004. The District reacquired the operating assets of the hospital for a purchase price of approximately $1.4 million in cash at closing, net of assumed and contractual obligations. Under the purchase agreement, Province retained the hospital’s accounts receivable, income tax receivable and deferred income taxes, from which the company anticipates collecting approximately $4.6 million, $1.5 million and $4.3 million, respectively. Province announced in January 2004 that it had signed a letter of intent for the District to reacquire the hospital, which Province purchased from the District in 1999.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROVINCE HEALTHCARE COMPANY
By:	/s/ Howard T. Wall, III
Howard T. Wall, III
Senior Vice President and Secretary

Date: May 4, 2004